                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                     FRIEDMAN INDUSTRIES, INCORPORATED
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

- --------------------------------------------------------------------------------
     (4) Date Filed:

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

                       FRIEDMAN INDUSTRIES, INCORPORATED

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             ---------------------

To the Shareholders of Friedman Industries, Incorporated:

     The Annual Meeting of Shareholders of Friedman Industries, Incorporated (the "Company") will be held at the offices of Fulbright & Jaworski L.L.P., 1301 McKinney, 51st Floor, Houston, Texas, on August 25, 1995, at 11:00 a.m. (local time), for the following purposes:

          (1) To elect a board of seven directors for the ensuing year.

          (2) To approve the Friedman Industries, Incorporated 1995 Non-Employee Director Stock Plan.

          (3) To transact such other business as may properly come before the meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on July 14, 1995, as the record date for the determination of shareholders entitled to receive this notice and to vote at the meeting.

     All shareholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors,

                                                     BEN HARPER
                                                      Secretary

July 28, 1995
Houston, Texas

                                   IMPORTANT

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY.

                       FRIEDMAN INDUSTRIES, INCORPORATED
                        -------------------------------

                                PROXY STATEMENT
                        -------------------------------

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON AUGUST 25, 1995

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Friedman Industries, Incorporated (the "Company"), 4001 Homestead Road, Houston, Texas 77028 (telephone number 713-672-9433) to be used at the Annual Meeting of Shareholders to be held on Friday, August 25, 1995 (the "Annual Meeting"), at the offices of Fulbright & Jaworski L.L.P., 1301 McKinney, 51st Floor, Houston, Texas, for the purposes set forth in the foregoing notice of the meeting. Properly executed proxies received in time for the meeting will be voted as directed therein, unless revoked in the manner provided hereinafter. As to any matter for which no choice has been specified in a proxy, the shares represented thereby will be voted by the persons named in the proxy (i) for the election as director of the nominees listed herein; (ii) for the proposal to approve and ratify the adoption of the Friedman Industries, Incorporated 1995 Non-Employee Director Stock Plan (the "Director Stock Plan"); and (iii) in the discretion of such persons, in connection with any other business that may properly come before the meeting. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked by the shareholder at any time before it is exercised pursuant to either the shareholder's execution and return of a subsequent proxy or the shareholder's voting in person at the Annual Meeting.

     At the close of business on July 14, 1995, there were 5,832,195 shares of Common Stock, $1 par value, of the Company ("Common Stock") outstanding. Holders of record of the Common Stock on such date will be entitled to one vote per share on all matters to come before the Annual Meeting.

     The holders of a majority of the total shares of Common Stock issued and outstanding on the record date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Any unvoted position in a brokerage account will be considered as not voted and will not be counted toward fulfillment of quorum requirements. The shares held by each shareholder who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the Annual Meeting.

     The enclosed form of proxy provides a means for shareholders to vote for all of the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. The withholding of authority by a shareholder will have no effect on the results of the election of those directors for whom authority to vote is withheld because the Company's bylaws provide that directors are elected by a plurality of the votes cast.

     Approval of the Director Stock Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote on the proposal and present in person or represented by proxy at the Annual Meeting. Under Texas law, any unvoted position in a brokerage account with respect to any matter will not be considered as entitled to vote on the proposal. Therefore, a broker non-vote will have no effect on the outcome of the proposal. Shares that are represented at the Annual Meeting but abstain from voting will be counted as shares entitled to vote on the proposal and will have the same effect as a vote against the proposal.

     The Company's Annual Report to Shareholders for the year ended March 31, 1995, including financial statements, is enclosed with this proxy statement. The Annual Report to Shareholders does not constitute a part of the proxy soliciting materials. This proxy statement is being mailed on or about August 1, 1995, to shareholders of record as of July 14, 1995.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     The persons who are elected directors will hold office until the next Annual Meeting of Shareholders and until their successors are elected and shall qualify. The Board of Directors currently consists of seven members.

     It is intended that the persons named in the enclosed proxy will vote for the election of the seven nominees named below. The management of the Company does not contemplate that any of such nominees will become unavailable to serve as a director. However, should any nominee of management be unable to serve as a director or become unavailable for any reason, proxies which do not withhold authority to vote for that nominee may be voted for another nominee to be selected by management.

     The following table sets forth the names of the nominees for election to the Board of Directors, the principal occupation or employment of each of the nominees, the period during which each nominee has served as a director of the Company and the age of each nominee:

                                         PRINCIPAL OCCUPATION AND
                                       BUSINESS EXPERIENCE FOR MORE            DIRECTOR
          NOMINEE                        THAN THE LAST FIVE YEARS              SINCE        AGE
                                                                               ----         ---
Jack Friedman...............   Chairman of the Board and Chief Executive       1965          74
                                 Officer of the Company

Harold Friedman.............   President and Chief Operating Officer of the    1965          65
                                 Company

Charles W. Hall.............   Partner, Fulbright & Jaworski L.L.P.,           1974          65
                                 Attorneys, Houston, Texas

Alan M. Rauch...............   President, Ener-Tex International Inc.          1980          60
                                 (oilfield equipment sales), Houston, Texas

Hershel M. Rich.............   Private investor and business consultant,       1979          70
                                 Houston, Texas

Henry Spira.................   Retired, former Vice President of the Company   1965          90

Kirk K. Weaver..............   Chairman of the Board and Chief Executive       1981          50
                                 Officer, LTI Technologies, Inc. (technical
                                 services), Houston, Texas; also, since
                                 1992, President, HB Larkin Corporation
                                 (manufacturer of oilfield equipment),
                                 Houston, Texas

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     The Securities Exchange Act of 1934 requires that the Company's directors, executive officers and 10% shareholders report to the Securities and Exchange Commission certain transactions involving Common Stock. The Company believes that these filing requirements have been satisfied except that Mr. Rich was late in filing a report regarding a stock purchase made in May 1995.

DIRECTOR FEES

     With the exception of Harold and Jack Friedman, directors are paid $500 per quarter. Harold and Jack Friedman receive no director fees. In addition, audit committee members receive $500 for each committee meeting attended. See also "Proposal to Adopt the 1995 Non-Employee Director Stock Plan."

BOARD OF DIRECTORS AFFILIATIONS AND CONTROL PERSONS

     Messrs. Harold Friedman and Jack Friedman are brothers and the nephews of Mr. Spira. Mr. Hall is a partner with Fulbright & Jaworski L.L.P., legal counsel for the Company.

     Based on the amount of Common Stock owned by Messrs. Harold and Jack Friedman, they may be deemed to be control persons of the Company.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

     During fiscal 1995, the Board met four times. Messrs. H. Friedman, J. Friedman and Spira attended all of the meetings. Messrs. Hall, Rauch, Rich and Weaver attended three of the meetings.

     The Board of Directors has an audit committee which consists of Messrs. Hall, Rauch and Weaver. The audit committee discusses with the independent accountants and management the scope of the audit examinations, reviews with the independent accountants the audit budget, receives and reviews the Audit Report submitted by the independent accountants, reviews with the independent accountants internal accounting and control procedures and recommends independent accountants for appointment as auditors. The audit committee met one time in fiscal 1995, and Messrs. Hall and Weaver attended the meeting.

     The Board of Directors has a compensation committee composed of Messrs. Hall, Rauch and Weaver. The compensation committee considers and recommends for approval by the Board of Directors adjustments to the compensation of the executive officers of the Company and the implementation of any compensation program. The compensation committee did not meet during fiscal 1995.

     The Board does not have a nominating committee. Board of Directors nominees are proposed by management.

                             EXECUTIVE COMPENSATION
REMUNERATION OF OFFICERS

     The following table sets forth the aggregate amount of remuneration paid by the Company for the three fiscal years ended March 31, 1995, 1994, and 1993 to each of the Company's five most highly compensated executive officers, including the Chief Executive Officer.

                           SUMMARY COMPENSATION TABLE

                                                                 ANNUAL COMPENSATION
                                                                 --------------------
                          (a)                            (b)      (c)          (d)          (i)
- ----------------------------------------------------    -----    ------      --------     --------
                                                                                            ALL
                                                                                           OTHER
                                                                                           COMPEN-
                      NAME AND                                   SALARY      BONUS(1)      SATION
                 PRINCIPAL POSITION                     YEAR      ($)          ($)          ($)
- ----------------------------------------------------    -----    ------      --------   -----------
Jack Friedman,                                          1995     110,000     57,624       4,413(2)
  Chairman of the Board and Chief Executive Officer     1994     110,000     37,394       4,814(2)
                                                        1993     110,000     21,430       4,749(2)

Harold Friedman,                                        1995     106,700     57,624      16,519(2)
  President and Chief Operating Officer                 1994     106,700     37,394      16,503(2)
                                                        1993     106,700     21,430      16,704(2)

William Crow                                            1995      61,000     57,624       2,254(3)
  Vice President and President of                       1994      61,000     37,394       2,238(3)
  Texas Tubular Products Division                       1993      61,000     21,430       2,282(3)

Thomas Thompson                                         1995      61,000     57,624       2,254(3)
  Vice President                                        1994      61,000     37,394       2,238(3)
                                                        1993      61,000     17,573       2,261(3)

Ben Harper                                              1995      61,000     57,624       2,254(3)
  Vice President, Secretary/Treasurer                   1994      61,000     37,394       2,238(3)
                                                        1993      61,000     21,430       2,275(3)



- ------------

(1) Includes performance and Christmas bonuses both of which are paid at the direction of the Board of Directors.

(2) Includes life insurance premiums paid by the Company of $2,159, $2,576 and $2,275 in 1995, 1994 and 1993, respectively, on the life of Jack Friedman and $14,265 in each of 1995, 1994 and 1993 on the life of Harold Friedman. Under the terms of the policies, in the event of their death, the Company will receive the cash surrender value of the policies and the remaining proceeds will be paid to the beneficiaries designated by Jack or Harold Friedman. Also includes payments of $2,254, $2,238 and $2,474 in 1995, 1994 and 1993, respectively, for the benefit of Jack Friedman and $2,254, $2,238 and $2,439 in 1995, 1994 and 1993, respectively, for the benefit of Harold Friedman to the Company's profit sharing plan.

(3) Reflects payments made to the Company's profit sharing plan for the benefit of each officer listed.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
               WITH RESPECT TO COMPENSATION OF EXECUTIVE OFFICERS

     Historically, the profits of the Company have been a principal factor in determining the compensation of the Company's executive officers. The Committee believes that the Company's net profit constitutes a significant measure of the performance of the Company and should have a significant effect on executive officer compensation. Accordingly, each of the Company's executive officers, including the Chief Executive Officer, receives a base salary that the Committee believes is modest in comparison to salaries received by persons holding similar offices with other publicly held companies, plus a quarterly cash bonus based on a percentage of the Company's quarterly net income.

     The base salary and percentage of net income constituting the cash bonus for each of the named executive officers was not adjusted in the fiscal year ended March 31, 1995 from the prior year. During the fiscal year ended March 31, 1995, each of the named executive officers received cash bonuses of 2% of the Company's net income.

     Because the Chief Executive Officer and Chief Operating Officer already have a significant equity interest in the Company, the Committee believes that their interests are already aligned with those of the Company's shareholders and, therefore, compensation in the form of cash, as compared to a combination of cash and equity securities, is appropriate. The Board believes that compensation in the form of equity securities is more appropriate for the other executive officers and key employees of the Company. Accordingly, the Company maintains a stock option plan in which its other executive officers and other key employees participate. No options were granted under such plan during the fiscal year ended March 31, 1995.

July 24, 1995
                                   Charles W. Hall
                                   Alan M. Rauch
                                   Kirk K. Weaver

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended March 31, 1995, the Board of Directors formed the Compensation Committee composed of Charles W. Hall, Alan M. Rauch and Kirk
K. Weaver, all of whom are outside directors. During such fiscal year, no executive officer of the Company served as (i) a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company or (ii) a director of another entity, one of whose executive officers served as a member of the Compensation Committee.

OTHER TRANSACTIONS

     Operating under the name Site Guard, Howard Henderson, the son of Ted Henderson, a Vice President of the Company, provided tubular processing and other related services to the Company's Texas Tubular operation during the year ended March 31, 1995. The Company paid Site Guard an aggregate of approximately $655,000 for such services. The Company believes that such services were provided on terms at least as favorable to the Company as could have been obtained from unaffiliated parties.

PERFORMANCE GRAPH

     The following graph compares the percentage change in the Company's cumulative total shareholder return on the Common Stock with the total cumulative return on the American Stock Exchange Market Value Index ("MVI") and the American Stock Exchange Capital Goods Index ("CGI") for each fiscal year indicated. The graph is based on the assumption that $100 is invested in the Common Stock of the Company, the MVI and the CGI on the last day of fiscal 1990 and that all dividends are reinvested. The Company is traded principally on the American Stock Exchange which classifies the Company in its "Capital Goods" group. Accordingly, the Company considers the CGI to be an appropriate peer group.

                     COMPARISON OF 5 YEAR CUMULATIVE RETURN

                                                   American        America n
                                                     Stock           Stock
                                   Friedman        Exchange        Exchange
      Measurement Period          Industries,    Market Value    Capital Goods
    (Fiscal Year Covered)            Inc.            Index           Index
1990                                    100.00          100.00          100.00
1991                                     99.48           99.30          100.29
1992                                    129.99          109.20          110.97
1993                                    121.38          117.05          109.26
1994                                    186.60          122.49          129.41
1995                                    201.91          128.38          129.77

     The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulations 14A and 14C under the Securities Exchange Act of 1934 or to the liabilities of Section 18 under such Act.

             PROPOSAL TO ADOPT THE NON-EMPLOYEE DIRECTOR STOCK PLAN
                                  (PROPOSAL 2)

     On July 26, 1995, the Board of Directors adopted, subject to shareholder approval, the Director Stock Plan, which provides for the granting of shares of stock to non-employee directors of the Company. A copy of the Director Stock Plan is attached as Exhibit A. The purpose of the Director Stock Plan is to promote the interests of the Company and its shareholders by linking the personal interests of the non-employee directors to those of the Company's shareholders and to attract and retain persons of outstanding competence to serve as directors of the Company. The Director Stock Plan, and any awards of Common Stock that may be granted thereunder, are subject to the approval by the Company's shareholders at the Annual Meeting. The following summary of the Director Stock Plan is necessarily incomplete and is, therefore, qualified in its entirety by reference to the Director Stock Plan itself.

     Administration. The Director Stock Plan is to be administered by a committee of all members of the Board of Directors who are full-time employees of the Company. However, as the Director Stock Plan is intended to comply with the "formula award" exception for grants, as set forth in the rules promulgated under the Securities Exchange Act of 1934, as amended, the committee will have no power to determine the eligibility for, timing of, or number of shares subject to, the grant of any award thereunder.

     Stock Subject to the Plan. A total of 10,000 shares of Common Stock has been reserved for issuance under the Director Stock Plan. Common Stock awarded under the Director Stock Plan may consist of authorized but unissued shares or shares reacquired by the Company and held as treasury stock. The number of shares available for issuance under the Director Stock Plan will be adjusted upward or downward, as the case may be, in the event of any stock split, stock dividend (other than a stock dividend of 5% or less), recapitalization or other similar change in capitalization affecting the shares.

     Eligibility. Only non-employee directors of the Company are eligible to participate in the Director Stock Plan. A director who retires from employment with the Company will become eligible to participate in the Plan and will be entitled to receive a grant of shares of Common Stock upon re-election as a director of the Company. There are currently five non-employee directors of the Company.

     Stock Grants. Subject to shareholder approval, each non-employee director on September 1, 1995 will be granted 400 shares of Common Stock. On each September 1 thereafter, for so long as the Director Stock Plan is in effect and shares are available for grant thereunder, each non-employee director who has served as a director of the Company for at least the 12 immediately preceding calendar months will be granted 400 shares of Common Stock.

     Amendments. The Board of Directors of the Company has the power to modify, revise or terminate the Director Stock Plan. However, unless it shall have obtained the approval of a majority of the shareholders of the Company, the Board of Directors may not (i) increase the maximum number of shares of Common Stock that may be granted under the Director Stock Plan; (ii) materially modify the requirements for eligibility for participation under the Director Stock Plan; or (iii) materially increase the benefits accruing to participants in the Director Stock Plan. In no event may the Director Stock Plan be amended more frequently than once every six months.

     Effective Date and Duration. The Director Stock Plan shall become effective upon being approved and adopted by the shareholders of the Company.

     New Plan Benefits. Assuming the shareholders of the Company approve the Director Stock Plan, the following shares of Common Stock will be granted under such plan during 1995 to the following directors, none of whom are employees of the Company:

                                                                     SHARES      DOLLAR
        NAME AND POSITION                                            GRANTED     VALUE*
        -----------------                                            -------     ------
        Non-Employee Directors:

        Charles W. Hall............................................    400       $1,550

        Alan M. Rauch..............................................    400        1,550

        Hershel M. Rich............................................    400        1,550

        Henry Spira................................................    400        1,550

        Kirk K. Weaver.............................................    400        1,550

- ---------------
* Based upon the fair market value of the Common Stock at July 24, 1995.

     Tax Consequences. The grant of shares of Common Stock under the Director Stock Plan will have income tax consequences for both the Company and the non-employee directors. Each non-employee director generally will realize ordinary income in the year in which the shares of Common Stock are granted in an amount equal to the fair market value of the shares on the grant date. The Company ordinarily will be entitled to a tax deduction in an amount equal to the fair market value of the shares on the grant date.

     Transferability. A non-employee director's rights and interest under the Director Stock Plan may be assigned or transferred only by will, the laws of descent and distribution or a qualified domestic relations order.

     The Board of Directors has unanimously approved the Director Stock Plan. However, the Director Stock Plan will not be implemented unless the holders of a majority of the shares of Common Stock, present in person or represented by proxy and entitled to vote at the Annual Meeting, vote "for" the approval of the Director Stock Plan. The enclosed form of proxy provides a means for a shareholder to vote for the approval of the Director Stock Plan, to vote against such approval or to abstain from voting on the proposal. Each properly executed proxy received in time for the meeting will be voted as specified therein. If a shareholder executes and returns a proxy but does not specify otherwise, the shares represented by such shareholder's proxy will be voted "for" the approval of the Director Stock Plan.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information concerning directors, nominees for director, officers and directors as a group and persons who owned of record more than 5% of the Common Stock as of June 30, 1995:

                                                         AMOUNT
                                                           AND
                                                         NATURE           PERCENTAGE
                                                           OF                 OF
                                                        BENEFICIAL          SHARES
         NAME                                          OWNERSHIP(A)       OUTSTANDING
         ----                                          ------------       -----------
    Jack Friedman....................................    985,964            16.9%
      P.O. Box 21147
      Houston, Texas 77226

    Harold Friedman..................................  1,091,518            18.7%
      P.O. Box 21147
      Houston, Texas 77226

    Dimensional Fund Advisors Inc....................    342,953(b)          5.9%
      1299 Ocean Avenue, 11th Floor
      Santa Monica, California 90401

    Henry Spira......................................    229,757             3.9%

    Charles W. Hall..................................      2,060               *

    Alan M. Rauch....................................     23,368               *

    Hershel M. Rich..................................     40,823(c)            *

    Kirk K. Weaver...................................      2,408               *

    Officers and directors as a group
      (12 persons)...................................  2,495,477(c)(d)      42.3%

- ------------

 *  Less than 1%.

(a) Based upon information obtained from the officers, directors, director nominees and beneficial owners. Includes all shares beneficially owned according to the definition of "beneficial ownership" in the rules promulgated pursuant to the Securities Exchange Act of 1934. Except as otherwise indicated, the indicated person has sole voting and investment power with respect to the shares. To the Company's knowledge, the only other record owner of Common Stock having more than 5% of the voting power of such class of security is Cede & Co. The Company is informed that Cede & Co. is a nominee name for The Depository Trust Company, a stock clearing corporation. The shares of Common Stock held by Cede & Co. are believed to be held for the accounts of various brokerage firms, banks and other institutions, none of which, to the Company's knowledge, owns beneficially more than 5% of the Common Stock except as described above.

(b) Based upon information contained in a Schedule 13G dated January 30, 1995, and otherwise received from the listed owner, Dimensional Fund Advisors Inc. ("Dimensional"). Dimensional, a registered investment advisor, is deemed to have beneficial ownership of 342,953 shares of the Company's Common Stock as of December 31, 1994, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(c) Does not include 19,274 shares and 3,481 shares beneficially owned and voted by the spouses of Mr. Rich and of an officer, respectively, as to which shares beneficial ownership is disclaimed.

(d)  Includes 63,815 shares that are subject to acquisition within 60 days.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     Ernst & Young LLP served as the Company's principal independent accountants for the 1995 fiscal year and has been recommended by the audit committee to so serve for the current year. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, shall have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                           PROPOSALS OF SHAREHOLDERS

     Proposals of shareholders intended to be included in the Company's proxy statement and form of proxy for the 1996 Annual Meeting of Shareholders must be received at the Company's principal offices at 4001 Homestead Road, Houston, Texas 77028 on or before April 2, 1996.

                                    GENERAL

     Management knows of no other matter to be presented at the meeting. If any other matter should be presented upon which a vote may properly be taken, it is intended that shares represented by the proxies in the accompanying form will be voted with respect thereto in accordance with the best judgment of the person or persons voting such shares.

     The cost of solicitation of proxies in the accompanying form will be paid by the Company. In addition to solicitation by use of the mails, certain directors, officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interviews.

                                          By Order of the Board of Directors,

                                                        BEN HARPER
                                                        Secretary
July 28, 1995

                                                                       EXHIBIT A

                       FRIEDMAN INDUSTRIES, INCORPORATED

                     1995 NON-EMPLOYEE DIRECTOR STOCK PLAN

SECTION 1. PURPOSE.

     The purpose of the Friedman Industries, Incorporated 1995 Non-Employee Director Stock Plan is to promote the interests of Friedman Industries, Incorporated and its shareholders by providing it with a mechanism to enable the Company to attract and retain persons with outstanding qualifications to serve as directors of the Company and to provide the directors with a financial interest in the Company through the ownership of stock of the Company.

SECTION 2. DEFINITIONS.

     (A) "Award" shall mean an award of Common Stock pursuant to Section 6 of the Plan.

     (B) "Board" shall mean the Board of Directors of the Company.

     (C) "Committee" shall mean a committee of one or more Employee Directors.

     (D) "Common Stock" shall mean the Common Stock of the Company, $1.00 par value per share, subject to adjustment pursuant to Section 10 of the Plan.

     (E) "Company" shall mean Friedman Industries, Incorporated, a Texas corporation.

     (F) "Employee Director" shall mean a member of the Board who is a full-time employee of the Company.

     (G) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (H) "Grant Date" shall mean the date on which an Award of Common Stock is granted to an Outside Director pursuant to Section 6 of the Plan.

     (I) "Outside Director" shall mean a member of the Board who is not a full-time employee of the Company.

     (J) "Plan" shall mean this Friedman Industries, Incorporated 1995 Non-Employee Director Stock Plan.

     (K) "Securities Act" shall mean the Securities Act of 1933, as amended.

SECTION 3. ADMINISTRATION.

     The Plan shall be administered by the Committee. The Committee shall have full power, discretion and authority to interpret and administer the Plan, except that the Committee shall have no power to determine the eligibility for, the number of shares of Common Stock to be covered by or the timing of Awards to be granted pursuant to the Plan. The Committee's interpretations and actions, except as otherwise determined by the Board, shall be final, conclusive and binding on all persons for all purposes. The Committee may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

     No member of the Committee shall be liable for any action taken or omitted to be taken by him or by any other member of the Committee in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

SECTION 4. ELIGIBILITY.

     The only persons eligible to participate in the Plan shall be Outside Directors. An Employee Director who retires from employment with the Company shall become eligible to participate in the Plan and shall be entitled to receive an award upon re-election as an Outside Director as provided in Section 6 hereof.

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SECTION 5. STOCK SUBJECT TO THE PLAN.

     There shall be reserved for Awards under the Plan an aggregate of 10,000 shares of Common Stock. Such shares shall be, in whole or in part, authorized but unissued shares of Common Stock or previously issued and outstanding shares that have been reacquired by the Company.

SECTION 6. GRANTS OF AWARDS.

     Subject to shareholder approval of this Plan, on September 1, 1995, each Outside Director shall be granted 400 shares of Common Stock without any further action required to be taken by the Board or any committee of the Board. On each September 1 thereafter, for so long as this Plan is in effect and shares are available for the grant of Awards hereunder, there shall be granted to each Outside Director who has served as a director of the Company for at least the 12 immediately preceding calendar months, 400 shares of Common Stock.

     Awards of Common Stock under this Plan shall be in consideration of the past services of each such Outside Director to the Company, which services are found to have a value in excess of the aggregate par value ($1.00 per share) of the Common Stock subject to such Award.

SECTION 7. MERGERS AND OTHER CORPORATE CHANGES.

     The existence of this Plan shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     If the Company merges or consolidates with another corporation and is not a surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all its assets, this Plan automatically terminates on the effective date of such merger, consolidation, liquidation, sale or other disposition, as the case may be.

SECTION 8. REQUIREMENTS OF LAW.

     The shares issued under this Plan have not been registered under the Securities Act. Each certificate for such shares may bear the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act:

     "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON RECEIPT BY THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER."

The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act (as now in effect or as hereafter amended) and, if any shares are so registered, the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action to cause the issuance of shares pursuant hereto to comply with any law or regulation of any governmental authority.

     Shares received under the Plan may be deemed "restricted securities" for purposes of the Securities Act and, accordingly, sales by the recipient thereof may be subject to satisfaction of a holding period specified in Rule 144 promulgated under the Securities Act.

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SECTION 9. WITHHOLDING TAXES.

     At the time of any Award hereunder, the Outside Director shall pay to the Company, or the Company may deduct from any other compensation payable to such Outside Director, the amount of any federal, state or local taxes of any kind required by law to be withheld by the Company with respect thereto. If any such amounts must be withheld by the Company and the Outside Director elects to pay such sums directly, written notice of that election shall be delivered to the Company prior to the grant of such Award, and payment in cash or by check of such sums for taxes shall be delivered within ten days after the date on which any taxes become due.

SECTION 10. ADJUSTMENT IN THE EVENT OF CHANGES OF COMMON STOCK.

     In the event of any change in the outstanding Common Stock of the Company by reason of any stock split, stock dividend (other than stock dividends of 5% or less, which shall not trigger an adjustment in the number of shares constituting an Award), recapitalization or other similar change in capitalization, the aggregate number and class of Common Stock available for grant under the Plan, and the number or kind of shares that would constitute an Award under Section 6, shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

SECTION 11. AMENDMENTS AND TERMINATION.

     The Board may at any time terminate, modify or amend the Plan in such respects as it shall deem advisable; provided, however, that the Board may not, without approval or consent of the holders of a majority of the voting power of the outstanding shares of Common Stock:

     (a) increase (except as provided in Section 10) the maximum number of shares which may be issued pursuant to Awards granted under the Plan;

     (b) materially modify the requirements for eligibility for participation under the Plan; or

     (c) materially increase the benefits accruing to participants under the Plan, unless, in each such case, the Board of Directors of the Company shall have obtained an opinion of legal counsel to the effect that shareholder approval of the amendment is not required (i) by law, (ii) by any applicable rules and regulations of, or any agreement with, the American Stock Exchange, Inc. or any other national securities exchange on which the Common Stock may then be listed or (iii) in order to make available to any recipient of an Award the benefits of Rule 16b-3 of the Rules and Regulations under the Exchange Act or any similar or successor rule.

In no event, however, may the Plan be amended more than once in a six-month period.

SECTION 12. MISCELLANEOUS PROVISIONS.

     (A) Nothing in the Plan or any grant shall confer upon any Outside Director the right to be nominated for re-election to the Board.

     (B) An Outside Director's rights and interest under the Plan may not be assigned or transferred in whole or in part, either directly or by operation of law or otherwise (except pursuant to a qualified domestic relations order or, in the event of an Outside Director's death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any Outside Director in the Plan shall be subject to any obligation or liability of such individual.

     (C) No shares shall be granted hereunder unless counsel for the Company shall be satisfied that such grant will be in compliance with applicable federal, state or other securities laws.

     (D) The expenses of the Plan shall be borne by the Company.

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     (E) By accepting any Award under the Plan, each Outside Director or beneficiary claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Committee or the Board.

     (F) The appropriate officers of the Company shall cause to be filed any reports, return or other information regarding Awards hereunder or any Common Stock issued pursuant hereto as may be required by Section 13 or 15(d) of the Exchange Act, or any other applicable statute, rule or regulation.

SECTION 13. EFFECTIVENESS OF THE PLAN.

     The Plan shall be submitted to the shareholders of the Company for approval and adoption. The Plan shall not be effective unless and until the Plan has been so approved and adopted by the Company's shareholders, or the Committee shall have received an opinion of legal counsel to the effect that such approval is not required by law or in order to make available to any recipient of an Award the benefits of Rule 16b-3 promulgated under the Exchange Act; provided, however, that grants of Awards under the Plan may be made prior to such approval as long as such grants are made subject to such approval.

SECTION 14. GOVERNING LAW.

     The provisions of this Plan shall be interpreted and construed in accordance with the laws of the State of Texas.

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
                                                 FRIEDMAN INDUSTRIES, INCORPORATED
        P     |                     PROXY -- ANNUAL MEETING OF SHAREHOLDERS -- AUGUST 25, 1995
              |                     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        R     |
              |            The undersigned shareholder of Friedman Industries, Incorporated (the "Company") hereby appoints Jack
        O     |       Friedman and Harold Friedman, and each of them, proxies of the undersigned, with full power of substitution,
              |       to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of Fulbright &
        X     |       Jaworski L.L.P., 1301 McKinney, 51st Floor, Houston, Texas, on August 25, 1995, at 11:00 a.m. (local time),
              |       and at any adjournment thereof, the number of votes which the undersigned would be entitled to cast if
        Y     |       personally present.
              |
      PLEASE  |       (1)  Election of directors
       SIGN   |            / /  FOR all nominees listed below                         / /  WITHHOLD AUTHORITYPLEASE
        ON    |                 (except as marked to the contrary below)                   to vote for all nominees listed below
      REVERSE |
       SIDE   |            (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE
       AND    |            NOMINEE'S NAME IN THE LIST BELOW.)
      RETURN  |
      IN THE  |            J. Friedman, H. Friedman, H. Spira, K. Weaver, A. Rauch, H. Rich and C. Hall
     ENCLOSED |
     ENVELOPE |
                      (2)  Proposal to approve the adoption of the Friedman Industries, Incorporated 1995 Non-Employee Director
                           Stock Plan

                           / /  FOR                                 / /  AGAINST                                 / /  ABSTAIN

                      (3)  In their discretion the proxies are authorized to vote on such other matters as may properly come before the meeting or any adjournment thereof.

                                            (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

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                          (CONTINUED FROM OTHER SIDE)

         For additional disclosure, please see the Notice of Annual Meeting of Shareholders and the Proxy Statement each dated July 28, 1995 relating to such meeting, receipt of which is hereby acknowledged.

         UNLESS OTHERWISE DIRECTED BY THE SHAREHOLDER, THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE AND FOR APPROVAL OF THE FRIEDMAN INDUSTRIES, INCORPORATED 1995 NON-EMPLOYEE DIRECTOR STOCK PLAN. ANY PROXY OR PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED ARE HEREBY REVOKED.

         If your address below is incorrect, please make necessary changes on this proxy.

                                                ---------------------------

                                                ---------------------------
                                                Signature of Shareholder(s)

                                                Please sign your name here
                                                exactly as it appears
                                                hereon. Joint owners should
                                                each sign. When signing as
                                                attorney, executor,
                                                administrator, trustee or
                                                guardian, please give your
                                                full title as it appears
                                                hereon.
                                                Dated                , 1995
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